EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 24, 2005, relating to the consolidated financial statements of Atlantic Realty Trust appearing in the Annual Report on Form 10-K of Atlantic Realty Trust for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche L.L.P

DELOITTE & TOUCHE, L.L.P.
New York, New York


February 3, 2006